Exhibit 5
Kenneth W. McAllister
Executive Vice President
and General Counsel

Wachovia Corporation
100 North Main Street
Winston-Salem, North Carolina  27150

                                January 23, 1998


Wachovia Corporation
100 North Main Street
P.O. Box 3099
Winston-Salem, North Carolina  27150

       Re: Registration Statement on Form S-8 Relating to Wachovia Corporation
           Executive Deferred Compensation Plan

Gentlemen:

                  I am familiar with the proceedings taken by Wachovia Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, pertaining to registration of certain deferred compensation obligations (the "Deferred Compensation Obligations") of the Company to be offered and sold under the Wachovia Corporation Executive Deferred Compensation Plan (the "Plan").

                  The Plan is intended to constitute an unfunded "top hat" plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is subject to certain disclosure and procedural requirements of ERISA but, since it is intended to be a "top hat" plan, it is not subject to the eligibility, vesting, accrual, funding, fiduciary responsibility and similar substantive requirements of ERISA.

                  As counsel for the Company, I have reviewed the Plan and the Registration Statement, and I have examined and am familiar with the records relating to the organization of the Company, including its articles of incorporation, bylaws and all amendments thereto, and the records of all proceedings taken by the Board of Directors and shareholders of the Company pertinent to the rendering of this opinion.

                  Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Deferred Compensation Obligations, when established pursuant to the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Plan, except as enforceability (1) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and (2) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Sincerely,

                                                     /s/ Kenneth W. McAllister
                                                     -------------------------
                                                     Kenneth W. McAllister